EXHIBIT 99.2

Historical Consolidated Financial Statements

of SecuriMetrics, Inc.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

SecuriMetrics, Inc.

We have audited the accompanying balance sheet of SecuriMetrics, Inc. (a California corporation) as of December 31, 2005 and December 31, 2004, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SecuriMetrics, Inc. as of December 31, 2005 and December 31, 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ RINA Accountancy Corporation

Certified Public Accountants

Walnut Creek, California

January 30, 2006

February 6, 2006 as to Note 14

SECURIMETRICS, INC.

BALANCE SHEET

	December 31, 2005		December 31, 2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$1,676,111		$695,396
Accounts receivable		1,853,533		28,873
Inventories		1,097,063		343,991
Prepaid expenses		107,081		61,262

TOTAL CURRENT ASSETS		4,733,788		1,129,522

PROPERTY AND EQUIPMENT, at cost:
Equipment and tooling	$994,873		$600,531
Leasehold improvements	35,632		33,684

Totals	1,030,505		634,215
Less accumulated depreciation	364,558	665,947	193,113	441,102

OTHER:
Intangible assets, net		1,279,166		1,595,833
Security deposits		43,658		27,000

		$6,722,559		$3,193,457

LIABILITIES

CURRENT:
Due to founders—current maturities		$71,167		$65,881
Accounts payable		646,335		711,307
Accrued severance		455,000		485,000
Accrued vacation		250,629		190,407
Accrued legal fees		0		222,218
Other accrued expenses		204,501		38,996

TOTAL CURRENT LIABILITIES		1,627,632		1,713,809

LONG-TERM:
Due to founders		618,758		708,925

TOTAL LIABILITIES		2,246,390		2,422,734

STOCKHOLDERS’ EQUITY

CAPITAL STOCK:
Preferred stock—Series A	$3,129,463		$3,129,463
Preferred stock—Series B	7,008,314		7,008,314
Preferred stock—Series C	4,137,797		0
Common stock—$.001 par—shares authorized 20,865,202; issued and outstanding, 9,063,578 at December 31, 2005 and 8,391,518 at December 31, 2004	164,543		65,023

RETAINED EARNINGS (DEFICIT)	(9,963,948)		(9,432,077)

TOTAL STOCKHOLDERS’ EQUITY		4,476,169		770,723

		$6,722,559		$3,193,457

See notes to financial statements.

SECURIMETRICS, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS

	Year Ended December 31, 2005	Year Ended December 31, 2004
SALES	$9,068,223	$4,265,606
COST OF SALES	3,579,043	2,077,865

GROSS PROFIT	5,489,180	2,187,741

OPERATING EXPENSES:
Payroll	2,093,162	1,078,712
Litigation and severance	440,467	1,514,736
Employee benefits	312,857	263,622
Depreciation and amortization	578,603	425,733
Outside service	1,290,251	1,163,601

TOTAL OPERATING EXPENSES	4,715,340	4,446,404

GENERAL AND ADMINISTRATIVE EXPENSES	1,278,333	859,311

LOSS FROM OPERATIONS	(504,493)	(3,117,974)
OTHER INCOME (EXPENSES):
Interest income	25,641	13,575
Other income	0	50
Interest expense	(52,219)	(83,970)

LOSS BEFORE INCOME TAXES	(531,071)	(3,188,319)
PROVISION FOR INCOME TAXES	800	800

NET LOSS	(531,871)	(3,189,119)
RETAINED EARNINGS (DEFICIT), beginning of year	(9,432,077)	(6,242,958)

RETAINED EARNINGS (DEFICIT), end of year	$(9,963,948)	$(9,432,077)

See notes to financial statements.

SECURIMETRICS, INC

STATEMENT OF STOCKHOLDERS’ EQUITY

DECEMBER 31, 2005 AND DECEMBER 31, 2004

	Preferred Series A		Preferred Series B		Preferred Series C		Common		Retained Earnings (Deficit)	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2003	1,294,628	$3,129,463	2,305,335	$7,008,314	0	$0	8,121,223	$47,602	$(6,242,958)	$3,942,421
Net loss and comprehensive loss									(3,189,119)	(3,189,119)
Stock option exercise							270,295	17,421		17,421

Balance, December 31, 2004	1,294,628	3,129,463	2,305,335	7,008,314	0	0	8,391,518	65,023	(9,432,077)	770,723
Net loss and comprehensive loss									(531,871)	(531,871)
Stock option exercise							672,060	99,520		99,520
Stock issuance					1,361,111	4,137,797				4,137,797

Balance, December 31, 2005	1,294,628	$3,129,463	2,305,335	$7,008,314	1,361,111	$4,137,797	9,063,578	$164,543	$(9,963,948)	$4,476,169

See notes to financial statements.

SECURIMETRICS, INC.

STATEMENT OF CASH FLOWS

	Year Ended December 31, 2005		Year Ended December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(531,873)		$(3,189,119)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	$261,936		$109,066
Amortization of intangible assets	316,667		316,667
Decrease (increase) in:
Accounts receivable	(1,824,660)		223,545
Inventories	(753,072)		(168,854)
Prepaid expenses	(45,819)		22,894
Accounts payable	(64,972)		567,274
Accrued liabilities	(26,491)	(2,136,411)	627,310	1,697,902

NET CASH USED BY OPERATING ACTIVITIES		(2,668,284)		(1,491,217)

CASH FLOWS FROM INVESTING ACTIVITIES:
Equipment and tooling purchases	(486,780)		(216,389)
Decrease in restricted cash	0		175,658
Increase in security deposits	(16,658)		0

NET CASH USED BY INVESTING ACTIVITIES		(503,438)		(40,731)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of preferred stock (Series C)	4,137,797		0
Stock option exercises	99,521		17,421
Repayment of long-term debt	(84,881)		(78,574)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES		4,152,437		(61,153)

NET INCREASE (DECREASE) IN CASH		980,715		(1,593,101)
CASH, beginning of year		695,396		2,288,497

CASH, end of year		$1,676,111		$695,396

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Interest		$52,219		$83,970
Income taxes		$800		$800

See notes to financial statements.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND DECEMBER 31, 2004

Note 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of business:

SecuriMetrics, Inc. (the Company) designs, develops and markets biometric security solutions, principally involving the biometric technology of iris recognition. The Company has designed and developed iris recognition and multimodal biometric hardware, application software and database management solutions, principally for the military and corrections markets.

Basis of presentation:

The financial statements have been prepared assuming the Company will continue as a going concern. Losses incurred by the Company as reflected in the retained earnings deficit have been funded by equity infusions. Sales were strong for the year ended December 31, 2005 indicating the Company may be able to become profitable in the future. Certain assets presented in the financial statements would have minimal or no recoverability if valued on a liquidation basis. These assets include furniture, equipment, prepaid, intangible assets and deposits.

Revenue and cost recognition:

Revenue from hardware sales is recognized upon shipment of product to the customer. Revenue for application software is recorded when the software has been installed at the customer’s site and is operational. Other fees such as software license, maintenance and support revenue are recorded over the period of service.

Revenue from fixed price development contracts is recognized as costs are incurred and project milestones are achieved. Revenue for licensing fees is recognized when sold if the Company has no further obligation to support or maintain the license, or over the period of service if such support is required. Other maintenance and support revenue is recorded ratably over the period of service.

Cash and cash equivalents:

Cash equivalents are considered to be short-term, highly liquid investments with original maturities of three months or less.

Accounts receivable:

The Company has established an allowance for doubtful accounts based on historical collection experience and its periodic review of specific accounts.

Inventories:

Inventories are stated at the lower of cost or market. For raw materials, cost is determined on the first-in, first-out method. For finished goods, cost is determined on the specific identification method.

Depreciation and amortization:

Depreciation is computed on the straight line method over the estimated useful lives of the assets, which range from 2 to 5 years. Leasehold improvements are amortized over the lease term of 5 years. Intangible assets including software and license are amortized over the estimated useful lives which range from 6 to 8 years.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND DECEMBER 31, 2004—(Continued)

Deferred income taxes:

The Company has historically incurred operating losses for income tax purposes and as such has not been liable for any federal or state income tax.

Deferred income tax assets and liabilities are computed annually for differences between the financial and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. The only material amount resulting from these calculations is the potential tax benefit arising from net operating loss carryforwards. However, due to the uncertainty of the Company’s ability to generate sufficient taxable income in the future to utilize this potential tax benefit, a valuation allowance has been established reducing the carrying value of this asset to zero in the accompanying financial statements.

Warranty liability:

Since field failures during the one year warranty period of the Company’s hardware have been minimal, no provision for warranty expense has been established.

Incentive stock options:

In October, 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The Company currently accounts for its incentive stock option plan using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Since the Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, it has elected only to comply with the disclosure requirements set forth in the Statement, which includes disclosing pro forma net income as if the fair value based method of accounting had been applied.

Research and development costs

All expenditures relating to search and investigation aimed at discovery of new knowledge to be used to develop new products or processes, significantly enhance existing products or processes, design, test of product alternatives, or construction of prototypes, are expensed as incurred.

Note 2. NATURE OF ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Note 3. CONCENTRATIONS OF CREDIT RISK:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Cash was held in financial institutions in amounts exceeding the guaranteed amount of the Federal Deposit Insurance Corporation during the year.

During 2005 and 2004, over 90% of the Company’s revenues were generated from sales of products or services provided to the United States government agencies, either directly or through independent contractors. Virtually all of the Company’s outstanding accounts receivable at December 31, 2005 and 2004 were from such customers.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND DECEMBER 31, 2004—(Continued)

Note 4. INVENTORIES:

Inventories at December 31, 2005 and December 31, 2004 are as follows:

	December 31, 2005	December 31, 2004
Raw materials	$968,555	$48,169
Finished goods	128,508	295,822

Totals	$1,097,063	$343,991

Note 5. ACCUMULATED DEPRECIATION AND AMORTIZATION:

The balances of accumulated depreciation and accumulated amortization on intangible assets at December 31, 2005 and December 31, 2004 are as follows:

	December 31,
	2005	2004
Leasehold improvements	$14,163	$7,231
Demo and test equipment	157,931	104,397
Office equipment	116,552	57,292
Tooling	75,912	24,193

Total accumulated depreciation	$364,558	$193,113

Iridian license (original cost: $2,000,000 in each year)	$787,499	$537,499
Software (original cost: $400,000 in each year)	333,335	266,668

Total accumulated amortization	$1,120,834	$804,167

Amortization expense on existing intangibles is estimated to be $316,667 in 2006, $250,000 in 2007, 2008 and 2009, and $212,501 in 2010.

Note 6. NOTES PAYABLE:

In August of 2002, the Company assumed two notes payable to CEO Greg Peterson and Vice President of Sales Orlando Martinez that were issued by the ParaVida Group, a previous company founded by Mr. Peterson. In addition, the Company issued a third note to Mr. Peterson. The total principal balance of these three notes payable on that date was $926,000. In return for the issuance of the notes, the Company obtained the unrestricted rights to certain software developed by ParaVida, and paid for services rendered by Martinez and Peterson to the Company over the previous three years. Upon assumption of these notes, the Company recorded the software at its cost of $400,000 and expensed the balance of $526,000.

These notes bear interest at 7%. Principal and interest are payable in equal monthly installments. One note will be paid in full in June of 2011, and remaining two notes will be paid in full in August of 2015. At December 31, 2005 and December 31, 2004, the remaining principal balance on these notes was $689,925 and $774,806, respectively.

Maturities of long-term debt, for the five years subsequent to December 31, 2005, are as follows:

Year Ending December 31,
2006	$71,167
2007	76,312
2008	81,829
2009	87,744
2010	94,087
Thereafter	278,786

Total	$689,925

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND DECEMBER 31, 2004—(Continued)

Note 7. COMMITMENTS:

Operating leases:

The following is a schedule by year of future minimum rental payments required under leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2005.

Year Ending December 31,	Facilities
2006	$165,002
2007	163,896
2008	163,896
2009	163,896
2010	163,896
Thereafter	27,316

Total	$847,902

Rental expenses under operating leases for facilities were $236,606 and $187,064, respectively, for the years ended December 31, 2005 and December 31, 2004. Total minimum lease payments have not been reduced by minimum sublease rental income of $33,600 and $19,600 for the years ended December 31, 2005 and December 31, 2004, respectively.

Other commitments:

The Company is a party to a four year Master Development Agreement dated April 18, 2003 with Mr. David Birkner, a hardware engineer and shareholder of the Company. Mr. Birkner is the Company’s principal hardware designer and a pioneer in the field of iris recognition. Under this agreement, the Company is required to purchase at least 80 hours of Mr. Birkner’s time each month during the term of the agreement, at a rate of $125/hour (adjusted for inflation each year). This minimum commitment totals approximately $10,000/month. In addition, the Company pays Mr. Birkner a royalty of $50 per hardware device sold, up to $250,000/year, at which point the royalty drops to $10 per device. This arrangement applies to all devices developed for the Company by Mr. Birkner. Under the terms of the agreement, the commitment to pay royalties terminates on a change of control, as defined in the agreement.

Note 8. CLASSES OF STOCK:

Pursuant to the Fifth Amended and Restated Articles of Incorporation dated February 14, 2005, the Company is authorized to issue 26,932,987 shares of capital stock, with a par value of $0.001 per share. 20,865,202 shares are to be Common Stock and 6,067,785 are to be Preferred Stock.

As of December 31, 2005, the Company has issued three separate Series of Preferred Stock. In 2003, the Company issued 1,294,628 shares of Series A-1 at $2.42 per share, receiving total proceeds of $3,129,463, and 2,305,355 shares of Series B Preferred Stock at $3.04 per share, receiving total proceeds of $7,008,314. In 2005, the Company issued 1,361,111 shares of Series C Preferred stock, receiving total proceeds of $4,137,797.

All three Series of Preferred Stock are entitled to receive non-cumulative cash dividends of 8% of the original share price per year, prior and in preference to any dividend on Common Stock. No dividends were issued to Preferred or Common Stock in 2005 or 2004, and no obligation to pay any dividend exists at December 31, 2005.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND DECEMBER 31, 2004—(Continued)

In the event of any liquidation of the Company, each holder of the Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, a per share amount equal to the original purchase price. After payment of this amount, the Common holders shall be entitled to share ratably in any remaining liquidation proceeds.

The holders of Preferred Stock have the right to convert, at their option, at any time, into shares of Common Stock of the Company. The conversion ratio is one share of Preferred stock for one share of Common Stock.

The Preferred Stock will automatically convert into Common Stock, in the event the holders of a majority of the issued and outstanding Preferred stock, voting together as a single class, consent to such conversion, or upon an Initial Public Offering meeting certain conditions described in the Preferred Stock agreements.

All holders of Preferred Stock have entered into voting agreements under which they agree to vote to elect all members of the Board of Directors designated by a majority of the holders of Common Stock.

Warrants:

In 2003, the Company issued warrants to purchase up to 161,983 shares of Series A-1 preferred stock at $2.42 per share.

Note 9. RETIREMENT PLANS:

The Company has a 401(k) savings and profit sharing retirement plan for all employees meeting certain eligibility requirements. The profit sharing and employer matching features of the Plan are discretionary. There were no employer contributions made for the years ended December 31, 2005 and December 31, 2004.

Note 10. STOCK INCENTIVE PLAN:

The Company periodically grants options to purchase its common stock under the terms of the Amended and Restated 2002 Stock Plan (the Plan). The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants (as defined) and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Plan Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Internal Revenue Code and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

At December 31, 2003, 2,657,613 shares were reserved for issuance under the Plan. On December 15, 2004, the Board of Directors authorized an increase of one million shares to this amount. As a result, the total number of shares reserved for issuance under the Plan at December 31, 2005 and December 31, 2004 was 3,657,613. As of December 31, 2005 and 2004 respectively, 3,458,634 and 2,589,271 options have been granted under the Plan since its inception.

The Plan provides that all options are granted at fair market value on the date of grant, as determined by the Board of Directors, except for options granted to persons who own stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary (Ten Percent Holders), which are to be issued at 110% of fair market value on the date of grant. No options have been granted to Ten Percent Holders since the inception of the Plan.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND DECEMBER 31, 2004—(Continued)

A summary of the status of the Company’s incentive stock option (ISO) plan as of December 31, 2005 and December 31, 2004 and the changes during the year then ended are as follows:

	Shares	Weighted-Average Exercise Price
Options outstanding at December 31, 2003	2,482,271	$0.18
Granted	107,000	0.46
Exercised	(270,295)	0.06
Forfeited	(107,000)	0.26

Option outstanding at December 31, 2004	2,211,976	0.20
Granted	869,363	0.60
Exercised	(672,060)	0.15
Forfeited	0

Outstanding at December 31, 2005	2,409,279	0.36
Options exercisable at December 31, 2005	1,306,963	0.26

Options exercisable at December 31, 2004	1,204,225	0.17

DECEMBER 31, 2005

Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2005	Weighted Average Remaining Contractual Life	Weighted Average Exercisable Price	Number Exercisable at December 31, 2005	Weighted Average Exercisable Price
$0.1 to 0.60	2,409,279	7.93	$0.36	1,306,963	$0.26
DECEMBER 31, 2004

Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2004	Weighted Average Remaining Contractual Life	Weighted Average Exercisable Price	Number Exercisable at December 31, 2004	Weighted Average Exercisable Price
$0.1 to 0.60	2,211,976	8.02	$0.20	1,204,225	$0.17

All options outstanding at December 31, 2005 and December 31, 2004 will lapse between January 11, 2012 and September 12, 2015.

The Company applies APB Opinion 25 and related interpretations in accounting for its options. Accordingly, no compensation cost has been recognized. Had compensation costs for the Company’s options been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Company’s net income would have been reduced $765,256 and $441,819, for the years ended December 31, 2005 and December 31, 2004, respectively. Fair value at the grant dates used in this calculation was $1.14 in 2005 and $0.60 in 2004, per option.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND DECEMBER 31, 2004—(Continued)

Note 11. PROVISION FOR INCOME TAXES:

The provision for income taxes shown in the accompanying statement of income and retained earnings includes the following components:

	Year Ended December 31, 2005	Year Ended December 31, 2004
Current (representing the minimum state income tax liability)	$800	$800
Deferred	0	0

Total provision for income Taxes	$800	$800

Deferred income taxes shown in the accompanying balance sheet are comprised of the following components:

	December 31,		Net Change
	2005	2004
Deferred tax assets (principally resulting from net operating loss carryforwards)	$2,200,000	$1,550,000	$650,000
Valuation allowance	(2,200,000)	(1,550,000)	(650,000)

Net deferred income taxes	$0	$0	$0

Net deferred income taxes are classified as:	$0	$0	$0
Current	0	0	0

Non-current	$0	$0	$0

Note 12. RELATED PARTY TRANSACTIONS:

As discussed in Note 6, the Company is currently making payments to its CEO and its Vice President of Sales under three separate Note Agreements. Interest paid to the founders was $51,327 and $57,634 for the years ended December 31, 2005 and 2004, respectively.

As discussed in Note 7, the Company purchases products and services from and pays royalties to Mr. David Birkner, a shareholder of the Company. Total amounts paid to Mr. Birkner were $1,178,048 and $469,722 in 2005 and 2004, respectively. The Company believes that the amounts paid to Mr. Birkner approximate those that would be paid in a transaction with an unrelated party.

The Company occasionally obtains legal services from Mr. James Barringer, who is a member of the Company’s Board of Directors, its Corporate Secretary and a shareholder. Amounts paid to Mr. Barringer were $4,028 and $7,412 in 2005 and 2004, respectively. The Company believes that the amounts paid to Mr. Barringer approximate those that would be paid in a transaction with an unrelated party.

Note 13. LEGAL MATTERS:

In September of 2003, the Company filed a suit in the United States District Court, District of New Jersey against Iridian Technologies, Inc., from whom SecuriMetrics licenses certain iris recognition technology. In that suit, the Company sought declaratory relief, asking the court to interpret certain provisions of SecuriMetrics’ various agreements with Iridian. Shortly thereafter, Iridian filed various counterclaims against the Company. Both parties have since amended their pleadings from time to time. As of December 31, 2005, the case is still awaiting trial.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND DECEMBER 31, 2004—(Continued)

Legal fees relating to this litigation totaled approximately $700,000 and $1.3 million in 2005 and 2004, respectively. If the case is ultimately brought to trial the Company estimates that future legal fees could exceed $750,000. All litigation costs are expensed as incurred. No reserve has been established for estimated future litigation costs.

In March of 2005, the Company filed suit against its previous general liability insurance carrier seeking recovery of certain fees and costs incurred in connection with the Iridian litigation. On or about January 4, 2006, the insurance matter was concluded by way of a confidential resolution and the case was dismissed with prejudice.

Note 14. SUBSEQUENT EVENT:

On February 5, 2006, the Company agreed to be acquired by Viisage Technology, Inc. Under the terms of the transaction, Viisage will pay $28 million in cash, net of the $2 million in cash on the Company’s balance sheet. The acquisition agreement provides SecuriMetrics shareholders with the opportunity to earn up to an additional $13 million in consideration if key performance thresholds and contingencies are reached, of which $11.5 million would be paid in shares of Viisage common stock at a fixed price of $17.69 per share. The acquisition agreement also provides that all of the Company’s outstanding stock options will become 100% exercisable upon the closing of the transaction. The transaction is expected to close by the end of February, 2006 and is subject to customary closing conditions.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

SecuriMetrics, Inc.

We have audited the accompanying balance sheet of SecuriMetrics, Inc. (a California corporation) as of December 31, 2003, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express all opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SecuriMetrics, Inc, as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ RINA Accountancy Corporation

Certified Public Accountants

Walnut Creek, California

February 8, 2006

SECURIMETRICS, INC.

BALANCE SHEET—December 31, 2003

ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$2,288,497
Accounts receivable		252,418
Inventories		240,248
Prepaid expenses and restricted cash		201,703

TOTAL CURRENT ASSETS		2,982,866

PROPERTY AND EQUIPMENT, at cost:
Equipment and tooling	$393,206
Leasehold improvements	24,620

Totals	417,826
Less accumulated depreciation	84,047	333,779

OTHER:
Intangible assets, net		1,912,500
Security deposits		20,000

		$5,249,145

LIABILITIES

CURRENT:
Due to founders—current maturities		$59,574
Accounts payable		144,033
Accrued payroll		34,811
Accrued vacation		136,602
Accrued legal fees		50,000
Other accrual expenses		87,898

TOTAL CURRENT LIABILITIES		512,918

LONG-TERM:
Due to founders		793,806

TOTAL LIABILITIES		1,306,724

STOCKHOLDERS’ EQUITY

CAPITAL STOCK:
Preferred stock—Series A	$3,129,463
Preferred stock—Series B	7,008,314
Common stock—$.00 I par—shares authorized 20,865,202; issued and outstanding 8,121,223 at December 31, 2003	47,602

RETAINED EARNINGS (DEFICIT)	(6,242,958)

TOTAL STOCKHOLDERS’ EQUITY		3,942,421

		$5,249,145

See notes to financial statements.

SECURIMETRICS, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS

YEAR ENDED DECEMBER 31, 2003

SALES	$779,757
COST OF SALES	361,465

GROSS PROFIT	418,292

OPERATING EXPENSES:
Payroll	1,545,204
Employee benefits	200,035
Depreciation and amortization	372,595
Outside service	985,744

TOTAL OPERATING EXPENSES	3,103,878

GENERAL AND ADMINISTRATIVE EXPENSES	581,190

LOSS FROM OPERATIONS	(3,266,776)
OTHER INCOME (EXPENSES):
Interest income	7,339
Interest expense	(74,819)

LOSS BEFORE INCOME TAXES	(3,334,256)
PROVISION FOR INCOME TAXES	800

NET LOSS	(3,335,056)
RETAINED EARNINGS (DEFICIT), beginning of year	(2,907,902)

RETAINED EARNINGS (DEFICIT), end of year	$(6,242,958)

See notes to financial statements.

SECURIMETRICS, INC

STATEMENT OF STOCKHOLDERS’ EQUITY

DECEMBER 31, 2003

	Preferred Series A		Preferred Series B		Common		Retained Earnings (Deficit)	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2002	1,278,005	$2,729,235	0	$0	8,071,223	$47,102	$(2,907,902)	$(131,565)
Net loss and comprehensive loss							(3,335,056)	(3,335,056)
Stock option exercise					50,000	500		500
Stock issuance	16,623	400,228	2,305,335	7,008,314				7,408,542

Balance, December 31, 2003	1,294,628	$3,129,463	2,305,335	$7,008,314	8,121,223	$47,602	$(6,242,958)	$3,942,421

SECURIMETRICS, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(3,335,056)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	$56,228
Amortization of intangible assets	316,667
Decrease (increase) in:
Accounts receivable	(252,418)
Inventories	(129,583)
Prepaid expenses	(26,046)
Other assess	(20,000)
Accounts payable	144,111
Due to Iridian	(1,200,000)
Accrued liabilities	(56,510)	(1,167,551)

NET CASH USED BY OPERATING ACTIVITIES		(4,502,607)

CASH FLOWS FROM INVESTING ACTIVITIES:
Equipment purchases	(241,139)
Increase in restricted cash	(175,658)

NET CASH USED BY INVESTING ACTIVITIES		(416,797)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of preferred stock (Series A)	400,228
Issuance of preferred stock (Series B)	6,883,314
Stock option exercises	500
Line of credit	(250,000)
Repayment of long-term debt	(55,363)

NET CASH PROVIDED BY FINANCING ACTIVITIES		6,978,679

NET INCREASE IN CASH		2,059,275
CASH, beginning of year		229,222

CASH, end of year		$2,288,497

SUPPLEMENTAL DISCLOSURE:
Cash paid during the year for:
Interest		$74,819
Income taxes		$800
Preferred stock issued in partial settlement of line of credit obligation		$125,000

See notes to financial statements.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS—DECEMBER 31, 2003

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of business:

SecuriMetrics, Inc. (the Company) designs, develops and markets biometric security solutions, principally involving the biometric technology of iris recognition. The Company has designed and developed iris recognition and multimodal biometric hardware, application software and database management solutions, principally for the military and corrections markets.

Basis of presentation:

The financial statements have been prepared assuming the Company will continue as a going concern. Losses incurred by the Company as reflected in the retained earnings deficit have been funded by equity infusions.

Revenue and cost recognition:

Revenue from hardware sales is recognized upon shipment of product to the customer. Revenue for application software is recorded when the software has been installed at the customer’s site and is operational. Other fees such as software license, maintenance and support revenue are recorded over the period of service.

Revenue from fixed price development contracts is recognized as costs are incurred and project milestones are achieved. Revenue for licensing fees is recognized when sold if the Company has no further obligation to support or maintain the license, or over the period of service if such support is required. Other maintenance and support revenue is recorded ratably over the period of service.

Cash and cash equivalents:

Cash equivalents are considered to be short-term, highly liquid investments with original maturities of three months or less.

Accounts receivable:

The Company has established an allowance for doubtful accounts based on historical collection experience and its periodic review of specific accounts.

Inventories:

Inventories are stated at the lower of cost or market. For raw materials, cost is determined on the first-in, first-out method. For finished goods, cost is determined on the specific identification method.

Depreciation and amortization:

Depreciation is computed oil the straight line method over the estimated useful lives of the assets, which range froth 2 to 5 years. Leasehold improvements are amortized over the lease term of 5 years. Intangible assets including software and license are amortized over the estimated useful lives which range from 6 to 8 years.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003—(Continued)

Deferred income taxes:

The Company has historically incurred operating losses for income tar purposes and as such has not been liable for any federal or state income tax.

Deferred income tax assets and liabilities are computed annually’ for differences between the financial and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. “File only material amount resulting() fl-0111 these calculations is the potential tax benefit arising from net operating loss carryforwards. However,, due to the uncertainty of the Company’s ability to generate sufficient taxable income in the future to utilize this potential tax benefit, a valuation allowance has been established reducing the carrying value of this asset to zero ill the accompanying financial statements.

Warranty liability:

Since field failures during the one year warranty period of the Company’s hardware have been minimal, no provision for warranty expense has been established.

Incentive stock options;

In October, 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The Company currently accounts for its incentive stock option ])]all using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, Since the Company is not required to adopt the fair value based recognition provisions prescribed antler SFAS No. 123, it has elected only to comply with the disclosure requirements set forth ill the Statement, which includes disclosing pro forma net income as if tile fair value based method of accounting had been applied.

Research and development costs

All expenditures relating to search and investigation aimed at discovery of new knowledge to be used to develop new products or processes, significantly enhance existing products or processes, design, test of product alternatives, or construction of prototypes, are expensed as incurred.

Note 2. NATURE OF ESTIMATES:

The preparation of financial statements ill conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Note 3. CONCENTRATIONS OF CREDIT RISK:

Note 3. CONCENTRATIONS OF CREDIT RISK:

Financial instruments that potentially subject tile Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Cash was held in financial institutions in amounts exceeding the guaranteed amount of the Federal Deposit Insurance Corporation during tile year.

During 2003, over 81% of the Company’s revenues were generated from sales of products or services provided to the United States Government, either directly or through independent contractors. Approximately 90% of the Company’s outstanding accounts receivable at December 31, 2003 were from such customers.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003—(Continued)

Note 4. INVENTORIES:

Inventories at December 31, 2003 are as follows:

Raw materials	$167,562
Finished goods	72,686

Totals	$240,248

Note 5. ACCUMULATED DEPRECIATION AND AMORTIZATION:

The balances of accumulated depreciation and accumulated amortization on Intangible assets at December 31, 2003 are as follows:

Leasehold improvements	$4,136
Demo and test equipment	28,986
Office equipment	50,925

Total accumulated depreciation	$84,047

Iridian license (original cost: $2,000,000)	$413,333
Software (original cost: $400,000)	74,167

Total accumulated amortization	$487,500

Amortization expense on existing intangibles is estimated to be $316,617 in 2004, 2005, and 2006, and $250,000 in 2007 and 2008.

Note 6. NOTES PAYABLE:

In August of 2002, the Company assumed two notes payable to CEO Greg Peterson and Vice President of Sales Orlando Martinez that were issued by the ParaVida Group, a previous company founded by Mr. Peterson. In addition, the Company issued a third note to Mr. Peterson. The total principal balance of these three notes payable on that date was $926,000. In return for the issuance of the notes, the Company obtained the unrestricted rights to certain software developed by ParaVida, and paid for services rendered by Martinez and Peterson to the Company over the previous three years. Upon assumption of these notes, the Company recorded the software at its cost of $400,000 and expensed the balance of $526,000.

These notes bear interest at 7%. Principal and interest are payable in equal monthly installments. One note will be paid in full in June of 2011, and remaining two notes will be paid in full in August of 2015. At December 31, 2003, the remaining principal balance on these notes was $853,380.

Maturities of long-term debt, for the five years subsequent to December 31, 2003, are as follows:

Year Ending December 31,
2004	$59,574
2005	65,881
2006	71,167
2007	76,312
2008	81,829
2009	87,744
Thereafter	410,873

$853,380

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003—(Continued)

Note 7. COMMITMENTS:

Operating leases:

The following is a schedule by year of future minimum rental payments required under leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31,2003.

Year Ending December 31,	Facilities
2004	$63,342
2005	66,323

$129,665

Rental expense under operating leases for facilities was $57,223 for the year ended December 31, 2003.

Other commitments:

The Company is a party to a four year Master Development Agreement dated April 18, 2003 with Mr. David Birkner, a hardware engineer and shareholder of the Company. Mr. Birkner is the Company’s principal hardware designer and a pioneer in the field of iris recognition. Under this agreement, the Company is required to purchase at least 80 hours of Mr. Birkner’s time each month during the term of the agreement, at a rate of $125/hour (adjusted for inflation each year). This minimum commitment totals approximately $10,000/month. In addition, the Company pays Birkner a royalty of $50 per hardware device sold, up to $250,000/year, at which point the royalty drops to $10 per device. This arrangement applies to all devices developed for the Company by Mr. Birkner. Under the terms of the agreement, the commitment to pay royalties terminates on a change of control, as defined ill the agreement.

Note 8. CLASSES OF STOCK:

Pursuant to the Fourth Amended and Restated Articles of Incorporation dated May 3, 2003, the Company is authorized to issue 18,761,966 shares of capital stock, with a par value of $0.001 per share. 15,000,000 shares are to be Common Stock and 3,761,966 are to be Preferred Stock.

As of December 31, 2003, the Company has issued two separate Series of Preferred Stock. In 2003, the Company issued 1,294,628 shares of Series A-1 at $2.42 per share, receiving total proceeds of $3,129,463, and 2,305,355 shares of Series B Preferred Stock at $3.04 per share, receiving total proceeds of $7,008,314.

Both Series of Preferred Stock are entitled to receive non-cumulative cash dividends of 8% of the original share price per year, prior and in preference to any dividend on Common Stock. No dividends were issued to Preferred or Common Stock in 2003 and no obligation to pay any dividend exists at December 31, 2003.

In the event of any liquidation of the Company, each holder of the Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, a per share amount equal to the original purchase price. After payment of this amount, the Preferred holders shall be entitled to share ratably in any remaining liquidation proceeds.

The holders of Preferred Stock have the right to convert, at their option, at any time, into shares of Common Stock of the Company. The conversion ratio is one share of Preferred stock for one share of Common Stock.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003—(Continued)

The Preferred Stock will automatically convert into Common Stock, in the event the holders of a majority of the issued and outstanding Preferred stock, voting together as a single class, consent to such conversion, or upon an Initial Public Offering meeting certain conditions described in the Preferred Stock agreements.

All holders of Preferred Stock have entered into voting agreements under which they agree to vote to elect all members of the Board of Directors designated by a majority of the holders of Common Stock.

Warrants:

In 2003, the Company issued warrants to purchase up to 161,983 shares of Series A-1 preferred stock at $2.42 per share.

Note 9. STOCK INCENTIVE PLAN:

The Company periodically grants options to purchase its common stock under the terms of the Amended and Restated 2002 Stock Plan (the “Plan”). The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants (as defined) and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Plan Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Internal Revenue Code and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

At December 31, 2003, 2,657,613 shares were reserved for issuance under the Plan. As of December 31, 2003, 2,482,271 options have been granted under the Plan since its inception.

The Plan provides that all options are granted at fair market value on the date of grant, as determined by the Board of Directors, except for options granted to persons who own stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary (“Ten Percent Holders”), which are to be issued at 110% of fair market value on the date of grant. No options have been granted to Ten Percent Holders since the inception of the plan.

A summary of the status of the Company’s incentive stock option (ISO) plan as of December 31, 2003 and the changes during the year then ended are as follows:

	Shares	Weighted- Average Exercise Price
Options outstanding at December 31, 2002	1,084,950	$0.04
Granted	1,447,291	.27
Exercised	(50,000)	.01
Forfeited	0	.00

Option outstanding at December 31, 2003	2,482,271	.18

Options exercisable at December 31, 2003	585,344	.07

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003—(Continued)

DECEMBER 31

Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2003	Weighted Average Remaining Contractual Life	Weighted Average Exercisable Price	Number Exercisable at December 31, 2003	Weighted Average Exercisable Price
$0.1 to 0.30	2,482,271	8.11	$0.18	585,344	$0.07

All options outstanding at December 31, 2003 will lapse between January 11, 2012 and September 12, 2013.

The Company applies APB Opinion 25 and related interpretations in accounting; for its options. Accordingly, no compensation cost has been recognized. Had compensation costs for the Company’s options been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Company’s net income would have been reduced by $24,820 for the year ended December 31, 2003. The fair value at date of grant used in this calculation was $0.30 per option.

Note 10. PROVISION FOR INCOME TAXES:

The provision for income taxes shown in the accompanying statement of income and retained earnings includes the following components:

Year Ended December 31, 2003
Current (representing the minimum state income tax liability)	$800
Deferred	0

Total provision for income taxes	$800

Deferred income taxes shown in the accompanying balance sheet are comprised of the following components:

	December 31,		Net Change
	2003	2002
Deferred tax assets (principally resulting from net operating cost carryforwards)	$2,022,000	$802,000	$1,220,000
Valuation allowance	(2,022.000)	(802,000)	(1,220,000)

Net deferred income taxes	$0	0	$0

Net deferred income taxes are classified as:
Current	$0	$0	$0
Non-current	0	0	0

	$0	$0	$0

Note 11. RELATED PARTY TRANSACTIONS:

As discussed in Note 6, the Company is currently making payments to its CEO and its Vice President of Sales under three separate Note Agreements. Interest paid to the founders was $61,858 for the year ended December 31, 2003.

SECURIMETRICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003—(Continued)

As discussed in Note 7, the Company purchases products and services from and pays royalties to Mr. David Birkner, a shareholder of the Company. Total amount paid to Mr. Birkner was $78,557 in 2003. The Company believes that the amounts paid to Mr. Birkner approximate those that would be paid ill a transaction with an unrelated party.

Note 11. RELATED PARTY TRANSACTIONS:

The Company occasionally obtains legal services from Mr. James Barringer. who is a member of the Company’s Board of Directors, its Corporate Secretary and a shareholder. The amount paid to Mr. Barringer was $1,980 in 2003. The Company believes that the amount paid to Mr. Barringer approximate those that would be paid in a transaction with an unrelated party.

Note 12. LEGAL MATTERS:

In September of 2003, the Company filed a suit in the United States District Court, District of New Jersey against Iridian Technologies, Inc., from whom SecuriMetrics licenses certain iris recognition technology. In that suit, the Company sought declaratory relief, asking the court to interpret certain provisions of SecuriMetrics’ various agreements with Iridian. Shortly thereafter, Iridian filed various counterclaims against the Company. Both parties have since amended their pleadings from time to time. As of December 31, 2003, the case is still awaiting trial.

Legal fees relating to this litigation totaled approximately $500,000 in 2003. If the case is ultimately brought to trial, the Company estimates that future legal fees could exceed $750,000. All litigation costs are expensed as incurred. No reserve has been established for estimated future litigation costs.

Note 13. SUBSEQUENT EVENTS:

In March of 2005, the Company filed suit against its previous general liability insurance carrier seeking recovery of certain fees and costs incurred in connection with the Iridian litigation. On or about January 4, 2006, the insurance matter was concluded by way of a confidential resolution and the case was dismissed with prejudice.

On February 5, 2006, the Company agreed to be acquired by Viisage Technology, Inc. Under the terms of the transaction, Viisage will pay $28 million in cash, net of the $2 million in cash on the Company’s balance sheet. The acquisition agreement provides SecuriMetrics shareholders with the opportunity to earn up to an additional $13 million in consideration if key performance thresholds and contingencies are reached, of which $11.5 million would be paid in shares of Viisage common stock at a fixed price of $17.69 per share. The acquisition agreement also provides that all of the Company’s outstanding stock options will become 100% exercisable upon the closing of the transaction. The transaction is expected to close by the end of February, 2006 and is subject to customary closing conditions.